EXHIBIT 4.1







         [BORDER]

         [BOX]                                                     [BOX]
                                        JP
         NJP                 FOODSERVICE, INC. (R)
               Incorporated Under the Laws of the State of Delaware

                             JP FOODSERVICE, INC.
         COMMON STOCK



                                                       CUSIP 466232 10 5
                                  See Reverse For Certain Definitions


         THIS IS TO CERTIFY THAT










         is the owner of




         FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF

         JP Foodservice, Inc. transferable only on the books of the Cor-poration by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and regis-tered by the Transfer Agent and Registrar.

         In Witness Whereof, the Corporation has caused this Certificate to be executed and attested to by the manual or facsimile sig-natures of its duly authorized officers, under a facsimile of its corporate seal to be affixed hereto.


         Dated:

         [CORPORATE SEAL]







         JP FOODSERVICE, INC.

           Countersigned and Registered:
              The Bank of New York

                                  TRANSFER AGENT
                                  AND REGISTRAR
                   BY

                        AUTHORIZED SIGNATURE


         /s/ James L. Miller

         CHAIRMAN OF THE BOARD OF DIRECTORS,
         PRESIDENT AND CHIEF EXECUTIVE OFFICER


         /s/ LEWIS HAY III
         SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
         TREASURER

         [Image of Woman]







              Upon request, the Corporation will furnish any holder of shares of Common Stock of the Corporation, without charge, with a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of any class or series of capital stock of the Corporation, and the qualifications, limitations or restrictions of such prefer-ences and/or rights.

              The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM   - as tenants in common
         TEN ENT   - as tenants by the entireties
         JT TEN    - as joint tenants with right of survivorship and not
                     as tenants in common
         UNIF GIFT MIN ACT - __________  Custodian  __________
                                   (Cust)                (Minor)
                               under Uniform Gifts to Minors
                               Act________________________________
                                            (State)

         Additional abbreviations may also be used though not in the above list.

         For value received _________________________________ hereby sell, assign and transfer unto


              PLEASE INSERT SOCIAL SECURITY OR OTHER
                 IDENTIFYING NUMBER OF ASSIGNEE




         (Please print or typewrite name and address, including postal zip code of assignee)





         ______________________ Shares of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

         ______________________________________________________ Attorney







         to transfer the said Stock on the books of the within named

         Corporation with full power of substitution in the premises.

         Dated _______________, 19___

         In presence of

         _________________________________

         _________________________________
         NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatsoever.

         Signature(s) Guaranteed:


         _________________________________
         THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO SEC RULE 17Ad-15.

         This Certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between JP Foodservice, Inc. and The Bank of New York, dated as of Febru-ary 19, 1996 (as the same may be amended from time to time, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the prin-cipal executive offices of JP Foodservice, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. JP Foodservice, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written re-quest therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof may become null and void.